Exhibit 10.41

RESDEVCO LTD.

September 6, 2017

To whom it may concern,

Resdevco, the developer and owner of the IP of LO2A eye drops, has granted Wize Pharma Ltd. the sole rights to commercialize LO2A in China.

/s/ Prof S. Dikstein

Prof S Dikstein,

CEO and Founder

P.O.B. 3338, Jerusalem, Israel

Tel. and Fax: 972-2-6524734